Exhibit 10.2

August 24, 2010

Robert D. Woltil
P.O. Box 1269
Indian Rocks Beach, Florida  33785-1269

Dear Bob:

On behalf of Technology Research Corporation (TRC), I am pleased to offer you the position of Vice President Finance/CFO.  Your annual salary will be $158,000.  You will also receive an Incentive Stock Option grant of 30,000 shares of TRC common stock, with an exercise price set at the closing stock price of TRC’s common stock on your first day of employment which will be September 1, 2010.  That will also be the grant date of the stock options. These stock options will vest as follows: 10,000 shares vest immediately, with the remaining 20,000 shares vesting over a three year period, one third on each subsequent anniversary of the grant date. Vested options will be eligible to be exercised over the 10 year term of the stock option.

In addition to your salary, you will receive an annualized incentive bonus plan effective with TRC’s FY2011 that begins on April 1, 2010 on a pro-rated basis for the period July 20, 2010 to March 31, 2011.

TRC offers the following benefits: group health, dental and life insurance, short and long term disability coverage, tuition assistance, and a 401K plan.  With the exception of the 401K, which is available on the first day of the month following your date of hire, benefits are eligible to commence the 1st day of employment.  You will receive 3 weeks of vacation upon acceptance of this offer.

Please return a signed copy, acknowledging and accepting this offer.  Our offer will become effective upon approval by the Board of Directors.  We look forward to your joining the TRC team.  If you have any questions about this offer or TRC, please free to discuss these with myself or Ann Lockwich.

Sincerely,                                                                           Acknowledged and Accepted by:

/s/  Owen Farren
Owen Farren                                                                           /s/ Robert D. Woltil
President, CEO and Chairman                                               Robert D. Woltil

cc:   Ann C. Lockwich
        Director, Human Resources